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                                                                   EXHIBIT 10.21

                             SPLIT-DOLLAR AGREEMENT

This Agreement, entered into this 21st day of September, 1992, by and between The William Carter Company, Inc., (the "Corporation") organized and existing under the laws of Commonwealth of Connecticut, and Frederick J. Rowan II, (the "Employee").

Witnesseth:

WHEREAS, the "Employee" has rendered competent and faithful services on behalf of the Corporation and the Corporation highly values the services, abilities and accomplishments of the Employee; and

WHEREAS, the Corporation desires to encourage the Employee to continue to render faithful and high quality services to the Corporation; and

WHEREAS, the Corporation is desirous of providing protection for the beneficiaries of Employee in the event of his untimely death; and

WHEREAS, The Employee has applied for, and is the owner of Life Insurance Policy Number 66891602 (the "Policy") in the specified face amount of $1,000,000 from the John Hancock Mutual Life Insurance Company; and

WHEREAS, the Employee has assigned the Policy to the Corporation as collateral for amounts to be advanced by the Corporation under this Agreement by an instrument of assignment (the "Collateral Assignment") executed on September 21, 1992, and

WHEREAS, it is understood and agreed that this Agreement is to be considered effective as of the date on which the Policy was issued by the Insurance Company or the date of execution of this Agreement whichever is earlier.

NOW THEREFORE, for value received and in consideration of the mutual covenants and agreements contained herein, the Corporation, for itself, its successors and assigns, and the Employee for himself, his executors, administrators and assigns, agree as follows:

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                                    Article I
                         Ownership Rights In The Policy

A. The Employee shall have all of the ownership rights, options and privileges permitted by the Policy except those expressly granted to the Corporation by the terms of this Agreement.

B. The Corporation has the right to borrow or to pledge the surrender value of the Policy to the extent of its interest specified in Paragraph C of this Article, and as permitted by the terms of the Policy.

C.   The Corporation's interest in the Policy shall be limited to:

     ... the total of the net premiums paid by the Corporation or the surrender value of the Policy, whichever is the lesser provided such amount is reduced by an indebtedness (on or secured by the Policy) which is attributable to borrowing by or on behalf of the Corporation.

                                   Article II
                             Premium Payment Options

     A. The Corporation shall contribute the entire premium payable under the policy.

     B. The Employee shall be charged with taxable income by reason of the economic benefit of the insurance protection received, as determined under Revenue Rulings 64-328, 1964-2 C.B. 11 and 66-100, 1966-1 C.B.
          12. The Corporation shall furnish the Employee a statement on Form W-2 of his or her taxable income, including income, received under this plan.

                                   Article III
                      Division of Death Proceeds of Policy

In the event that the Employee shall die while this Agreement is in force, the Corporation shall be entitled to receive from the Policy proceeds an amount equal to the Corporation's interest in the Policy, as determined under Article I.C. of this Agreement. The portion of the Policy proceeds which is in excess of the amount paid to the Corporation shall be paid to the beneficiary named by the Employee in accordance with the terms of the Policy as reflected in the records of the insurance company.

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                                   Article IV
                                Policy Dividends

All dividends attributable to the Policy shall be applied to the purchase of paid-up additional insurance from the Insurance Company. This additional insurance will have a cash value of at least the amount of dividends used to purchase it. Upon the death of the Insured, the additional insurance shall be part of the Policy proceeds for purposes of this Agreement.

                                    Article V
                            Termination of Agreement

A. This Agreement may be cancelled by either party at any time while the Employee is living, upon written notice thereof to the other party and shall automatically be cancelled upon termination of the Employee's employment during his/her lifetime with the Corporation. Upon such termination, the Employee shall have a 60-day option to pay the Corporation an amount equal to the Corporation's interest in the Policy under Article I.C. in return for the Corporation's release of any claim to the policy. If, within the 60-day period following the cancellation of this Agreement by the Employee or the Corporation, the Employee fails to exercise said option, then the Employee shall be deemed to have relinquished all rights in the Policy and the Corporation will be free to surrender or take any other action with respect to the Policy as it may desire. If the Employee fails to pay the Corporation within the 60-day option period, the Employee agrees upon request of the Corporation to execute any and all instruments that may be required to transfer all right, title, and interest in the Policy to the Corporation.

B. Upon the division of death proceeds of the Policy pursuant to Article III above, this Agreement shall terminate.

                                   Article VI
              Conflict Between Collateral Assignment and Agreement

In the event that there shall be any conflict between this Agreement and the Collateral Assignment, the Collateral Assignment shall take precedence over this Agreement.

                                   Article VII
                                    Amendment

This agreement may be amended at any time and from time to time, by a written instrument signed by the Corporation and the Employee.

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                                  Article VIII
                         Agreement Binding Upon Parties

This Agreement shall bind both the Corporation and the Employee, as well as their heirs, successors, personal representatives and assigns.

                                   Article IX
                        Insurer Not a Party to Agreement

The Insurance Company shall not be deemed a party to this Agreement. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurance Company from any and all liability.

                                    Article X
                                  Governing Law

This Agreement sets forth the entire agreement between the parties hereto, and any and all prior agreements are hereby superseded. The law of the State of Connecticut shall govern this Agreement.

IN WITNESS WHEREOF, the Parties hereto have set their hands on the day and year first hereinabove written.

     Employee /s/ Frederick J. Rowan         Witness  /s/ [ILLEGIBLE]
              -----------------------                 --------------------

     Corporation  The William Carter Co.     Witness  /s/ [ILLEGIBLE]
                 ------------------------             --------------------

By:  /s/ [ILLEGIBLE]
     -----------------------
       Authorized Officer

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                              Collateral Assignment

For value received the undersigned Frederick J. Rowan II, hereafter called the Assignor, hereby collaterally assigns and transfers to William Carter Company, hereafter called the Assignee, or its legal representative policy numbered 66891602 issued by the John Hancock Mutual Life Insurance Company, hereafter called the Company, upon the life of Frederick J. Rowan II. This assignment of the policy is made as collateral security for premiums now or hereafter advanced on behalf of the Assignee by the Assignor under a Split Dollar Agreement between
Assignor and the Assignee dated                    .

This assignment shall be subject, however, to all the terms and conditions of the said policy, and to any prior pledge or assignment thereof to the Company or to any prior pledge or assignment which is binding on the Company.

The said assignee is authorized to borrow from the Policy surrender value to the extent of it's interest as specified in the Split Dollar Agreement. All other rights under the Policy shall be possessed by the Assignor.

Repayment as is stipulated in the Split Dollar Agreement shall constitute a discharge of this assignment upon completion of a valid release of collateral assignment by the Assignee.

The company is authorized upon surrender of the Policy by the Assignor, upon death of the insured, or upon termination of the Split Dollar Agreement and completion by the Assignor of a loan form or surrender form to pay the Assignee its respective collateral interest as set forth in a written statement by the Assignee filed with the Company. This statement shall be conclusive proof to the Company of the Assignee's interest in the Policy.

The Company will pay the balance, if any, due under the Policy to the person or persons entitled thereto under said Policy as shown on the Company's records.

The Assignor hereby warrants the validity of this assignment and that there are no prior assignments of this Policy except as noted herein.

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It is hereby certified that no proceedings in bankruptcy or insolvency, voluntary or involuntary have ever been instituted by or against the Assignor, and that he is not under guardianship or any legal disability, except as follows: None.

Date: September 21, 1992               Assignor : /s/ Frederick J. Rowan
     --------------------                         --------------------------

The John Hancock Mutual Life Insurance Company, without assuming any responsibility for the validity or the sufficiency of the foregoing assignment, has, on this date, filed a duplicate thereof at its Home Office.

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

Date: September 21, 1992               By:                         OCT 9 1992
     --------------------                 ------------------------
                                                  Secretary
                                                                 /s/ [ILLEGIBLE]

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